  Exhibit 10.7

May 25, 2005
Frederec Green
Chief Operating Officer
Delek Refining
Dear Fred:
We are excited about your being a vital part of our team at Delek. We are optimistic that the future will continue to be mutually beneficial. Your leadership is a vital part of our organization.
Our team is committed to being a growing company that achieves superior financial results by consistently growing our sales and controlling our expenses. Our commitment to, and strong belief in the training, development and retention of performance-oriented team members will continue to drive our success. We take great pride in our people and the value of teamwork.
We believe in being credible and doing what we say we are going to do. If you ever find this not to be true, please tell any one of our Officers of the company and we will investigate the issue. We believe in treating everyone with honesty, courtesy and respect. We embrace these values which help us to be a special company.
Congratulations on your being named Chief Operating Officer for Delek Refining. You will be classified as salary exempt. Additionally, you are eligible for the Management Bonus. Compensation agreements are considered highly confidential, and discussion of bonuses or base pay should be with the President or Chairman of Delek US Holdings.
The signed copy of this letter and the Board Resolution constitute your agreement. The signed copy will be placed in your employment file.
You will be eligible for 20 working days of vacation per year effective 2006 and at least three months of Severance if the company elects to terminate your employment through no fault of your own. In consideration of these items you agree to give the company thirteen weeks notice if you elect to end your employment with us.
We have a strong commitment to excellence and to our people, and wish you much continued success in your position.
Sincerely,
Uzi Yemin
President
I agree to the above terms of this offer of employment with Delek Refining. I understand that this does not constitute an employment contract for any specific term, and does not alter the at-will nature of my employment with Delek Refining.

/s/ Frederec Green	5/25/2005

Signature Frederec Green	Date